UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2011

MENDOCINO BREWING COMPANY, INC.
(Exact name of issuer as specified in its charter)

California
(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of principal executive offices)	(Zip Code)

(707) 463-6610
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

(a)

On June 23, 2011, Mendocino Brewing Company, Inc. a California corporation (the "Company") and Releta Brewing Company, LLC, a Delaware limited liability company ("RBC") entered into a Credit and Security Agreement (the "Agreement") with Cole Taylor Bank, an Illinois banking corporation.  RBC is a wholly-owned subsidiary of the Company.

The Agreement provides a credit facility of up to $10,000,000 with a maturity date of June 23, 2016 consisting of a $4,119,000 revolving facility, a $1,934,000 machinery & equipment term loan, a $2,947,000 real estate term loan and a $1,000,000 capital expenditure term loan.  At the time that the applicable loan or advance is made, the Company may choose, subject to certain contingencies, an interest rate based on either LIBOR or the Wall Street Journal prime rate as follows: (a) with respect to the revolving facility, either LIBOR plus a margin of 3.50% or the Wall Street Journal prime rate plus a margin of 1.00%, (b) with respect to the machinery and equipment term loan or the capital expenditure term loan, either LIBOR plus a margin of 4.25% or the Wall Street Journal prime rate plus a margin of 1.50%, and (c) with respect to the real estate term loan, either LIBOR plus a margin of 4.75% or the Wall Street Journal prime rate plus a margin of 2.00%.  The Agreement binds the Company to certain financial covenants including maintaining prescribed minimum tangible net worth and prescribed minimum fixed charges coverage.  There is a prepayment penalty if the Company and RBC prepay all of their obligations prior to the maturity date and the Agreement is terminated.  The credit facility is secured by a first priority interest in all of the Company's and RBC's personal property and a first mortgage on the Company's Ukiah, California property, among other items of Company and RBC property. The Company's obligations under the Agreement are subject to acceleration upon the occurrence of an event of default under the Agreement.

(b)

The Company and United Breweries of America, Inc., a Delaware corporation ("UBA") executed a Seventh Amendment to Convertible Promissory Note on June 24, 2011 to be effective as of June 30, 2011 (the "Note Amendment"), which amended certain terms of the existing Convertible Promissory Note dated March 2, 2005 as amended on August 31, 2006, December 31, 2006, June 30, 2007, June 30, 2008, June 30, 2009 and June 30, 2010 (the "Note").  UBA is a principal shareholder of the Company.

The Note Amendment extended the maturity date of the Note to June 30, 2012, with automatic renewals after such maturity date for successive one year terms, provided that either the Company or UBA may elect not to extend a term upon written notice given to the other party no more than 60 days and no fewer than 30 days prior to the expiration of such term.

(c)

The Company and UBA executed an Eleventh Amendment to Extension of Term of Notes on June 24, 2011 to be effective as of June 30, 2011 (the "Extension Amendment"), which amended the Extension of Term of Notes Under Master Line of Credit Agreement dated February 14, 2002, as amended on August 15, 2002, March 31, 2003, August 14, 2003, August 14, 2004, August 31, 2005, December 31, 2006, June 30, 2007, June 30, 2008, June 30, 2009 and June 30, 2010.

The Extension Amendment extended the maturity date of certain notes issued by the Company to UBA to June 30, 2012, with automatic renewals thereafter for successive one year terms, provided that either the Company or UBA may elect not to extend a term upon written notice given to the other party no more than 60 days and no fewer than 30 days prior to the expiration of such term.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: June 27, 2011	By:	/s/ N. Mahadevan
N. Mahadevan
Secretary and Chief Financial Officer